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                                                                   Exhibit 13(a)

                    LOOMIS, SAYLES & COMPANY, INCORPORATED
                             One Financial Center
                         Boston, Massachusetts  02111



                                    April 29, 1991



Loomis Sayles Funds
One Financial Center
Boston, Massachusetts  02111

Ladies and Gentlemen:

     With respect to our purchase from you of 10,000 shares of beneficial interest, no par value, of your Loomis Sayles Municipal Bond Fund series, we hereby advise you that we are purchasing such shares with no present intention to dispose of them either through resale to others or redemption by Loomis Sayles Funds.

                                 Very truly yours,

                                 LOOMIS, SAYLES & COMPANY, INCORPORATED



                                  By   /s/ CHARLES J. FINLAYSON
                                      ----------------------------
Charles J. Finlayson
                                  Vice President and
                                  General Counsel